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                                                                    Exhibit 99.1

                     [Moody's Investors Service, Inc. logo]

MOODY'S DOWNGRADES HORACE MANN CORPORATION'S RATINGS (SENIOR DEBT TO Baa3); HOLDING COMPANY AND P&C FINANCIAL STRENGTH RATING OUTLOOKS REMAIN NEGATIVE, LIFE INSURANCE SUBSIDIARY OUTLOOK IS STABLE

     New York, December 02, 2003 -- Moody's Investors Service has downgraded Horace Mann Educators Corporation's (NYSE: HMN) senior debt ratings to Baa3 from Baa2 and the insurance financial strength of its principal property and casualty (P&C) and life operating subsidiaries to A3 from A2. The rating actions conclude a review that was initiated by the rating agency on October 28, 2003 following continued adverse reserve development charges and weaker than expected earnings. The outlook for HMN's senior debt and P&C insurance financial strength ratings remains negative, reflecting continued concerns with the company's ability to improve earnings over the near-term. The outlook on the A3 insurance financial strength rating at Horace Mann Life Insurance Company (HMLIC) is stable.

     Moody's noted that the downgrade was primarily a result of the company's ongoing struggles with adverse P&C loss reserve development that has resulted in weak earnings and slower than expected organic capital growth. While some of the adverse development can be attributed to the restructuring of its claims operations, Moody's believes inadequate pricing, a relatively late response with higher auto rates to address increasing loss trends and inefficiencies in the claims settlement process are among contributing factors to the recent pattern of adverse reserve development. Moody's further explained that while the risk profile of HMN's P&C business is modest overall, the insurer's lack of robust organic surplus growth at this point in the operating cycle was a concern.

     The negative outlook on the holding company and P&C operations reflects the rating agency's concerns that HMN may be challenged to achieve and sustain stronger operating results and maintain or improve current capitalization levels. Moody's believes that HMN's fourth quarter and year-end 2003 results could be impacted by further adverse reserve development and weak P&C results. With improved insurance profit margins currently being reported throughout the personal lines P&C industry, price increases are likely to moderate as competition intensifies. Moody's believes HMN will challenged by larger, national competitors that possess greater financial and technological resources, further pressuring the company's ability to turn around profitability trends.

     Commenting on the downgrade of HMLIC, Moody's highlighted the importance of this operation as a source of dividends and earnings to HMN. Continuing spread compression within the company's fixed annuity portfolio, as well as the challenge of reinvigorating sales growth, earnings, and capital formation were additional concerns, given the intensification of competition in the company's core tax sheltered annuity market.

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     However, Moody's noted that the recurring nature of HMLIC's 403(b) premiums and the generally stable nature of its liabilities should help improve the company's revenue, earnings and capital trends over time. For these reasons, the rating outlook for HMLIC is stable.

     The rating agency noted that HMN's current ratings reflect an expectation that operating and net earnings will improve in 2004 and that the company will moderate its operational and financial leverage profiles with organic capital growth. The company's outlook could improve with the demonstration of stronger, sustainable operating and net earnings and maintaining or improving current capitalization measures. Conversely, the company's ratings could face further negative pressure with further deterioration in earnings or higher financial and operational leverage.

     The following ratings were downgraded one notch and carry a negative outlook:

     Horace Mann Educators Corporation senior debt rating to Baa3 from Baa2;

     Horace Mann Property and Casualty Insurance Company insurance financial strength rating to A3 from A2;

     Horace Mann Insurance Company insurance financial strength rating to A3 from A2;

     Teachers Insurance Company insurance financial strength rating to A3 from A2;

     The following ratings were downgraded one notch and carry a stable outlook:

     Horace Mann Life Insurance Company insurance financial strength rating to A3 from A2.

     HMN, headquartered in Springfield, Ill., primarily sells property & casualty (auto and homeowners) and annuity and life products to the nation's K-12 educators and their families.

     New York                                   New York
     Marc Serafin                               Laura Bazer
     Analyst                                    VP - Senior Credit Officer
     Financial Institutions Group               Financial Institutions Group
     Moody's Investors Service                  Moody's Investors Service
     JOURNALISTS:  212-553-0376                 JOURNALISTS:  212-553-0376
     SUBSCRIBERS:  212-553-1653                 SUBSCRIBERS:  212-553-1653

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